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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements on Forms S-3 and S-4 and related prospectuses and in the following registration statements on Form S-8 of D.R. Horton, Inc. of our report dated November 9, 2000 with respect to the consolidated financial statements of D.R. Horton, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2000.

        Form S-3        Registration No. 333-57193
                        Registration No. 333-76175

        Form S-4        Registration No. 333-56491

        Form S-8        Registration No. 33-48874
                        Registration No. 33-83162
                        Registration No. 333-3572
                        Registration No. 333-47767
                        Registration No. 333-51473
                        Registration No. 333-72423


ERNST & YOUNG LLP


Fort Worth, Texas
December 11, 2000